Exhibit 2

SHAREHOLDERS AGREEMENT

by and among

GECIS INVESTMENT CO. (LUX)

and

THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

Dated: August _____, 2005

Table of Contents

Page

ARTICLE I DEFINITIONS	2
ARTICLE II SINGLE PURPOSE VEHICLE	6
ARTICLE III RESTRICTIONS ON TRANSFER; FUTURE PURCHASES	6
3.1 Limitation on Transfer.	6
3.2 Permitted Transfers.	7
3.3 Permitted Transfer Procedures.	7
3.4 Transfers in Compliance with Law; Substitution of Transferee.	7
3.5 Tag-Along Rights.	8
3.6 Drag-Along Right.	9
3.7 Future Purchases	9
3.8 Termination of Restrictions.	9
ARTICLE IV PUBLIC OFFERING	9
4.1 Public Offering of the Company.	9
ARTICLE V AFTER-ACQUIRED SECURITIES; AGREEMENT TO BE BOUND	10
5.1 After-Acquired Securities.	10
5.2 Agreement to be Bound.	10
ARTICLE VI CORPORATE GOVERNANCE	10
6.1 General.	10
6.2 Shareholder Actions.	11
6.3 Election of Managers; Number and Composition.	11
6.4 Removal and Replacement of GAP and OH Managers and Purchaser Designees.	12
6.5 Actions Requiring Consent of GAP Shareholders and OH Shareholders.	13
6.6 Duties of Managers.	13
6.7 Books and Records.	13
6.8 VCOC Status.	13
ARTICLE VII MISCELLANEOUS	13
7.1 Notices	13
7.2 Business Opportunities	14

i

TABLE OF CONTENTS

(Continued)

Page

7.3 Publicity; Confidentiality.	15
7.4 Successors and Assigns; Third Party Beneficiary.	15
7.5 Amendment and Waiver.	16
7.6 Expenses.	16
7.7 Counterparts.	16
7.8 Specific Performance.	16
7.9 Headings.	16
7.10 Dispute Resolution.	16
7.11 GOVERNING LAW; CONSENT TO JURISDICTION.	16
7.12 Severability.	17
7.13 Rules of Construction.	17
7.14 Entire Agreement.	17
7.15 Term of Agreement; Dissolution of the Company.	17
7.16 Further Assurances.	18

EXHIBITS

A-1	Form of Transfer Agreement (Previously issued shares)
A-2	Form of Transfer Agreement (Newly issued shares)

SCHEDULE 1	Shareholdings

ii

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

OF

GECIS INVESTMENT CO. (LUX)

This Amended and Restated Shareholders Agreement, dated August __, 2005 (this “Agreement”), is made by and among Gecis Investment Co. (Lux), a SICAR société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (the “Company”), the GAP Shareholders (as defined below), the OH Shareholders (as defined below, and together with the GAP Shareholders, the “Controlling Shareholders”) and Gecis Management Investors, LLC (the “Management Investors,” and together with the Controlling Shareholders, the “Shareholders”) who hereby agree as follows:

RECITALS

WHEREAS, the Controlling Shareholders formed the Company for the purpose of (a) entering into, and consummating the transactions contemplated by, (x) that certain Securities Purchase Agreement, dated November 7, 2004, by and among General Electric Company, GE Capital International (Mauritius), General Electric Capital Corporation and Garuda Investment Co., as amended (the “Securities Purchase Agreement”) and (y) the Shareholders Agreement entered into by and among Gecis Global Holdings, a SICAR société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (“Sicar2”), GE Capital International (Mauritius), a Mauritius corporation, the GAP Shareholders, the OH Shareholders and the Company (the “Shareholders Agreement”) and (b) engaging in all business incidental thereto and related to the Company’s investment in Gecis Global (Lux), a sociéte à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (“Luxcol”);

WHEREAS, the Company serves as a single purpose investment vehicle with the sole business purpose of acquiring and holding the Convertible Preferred Shares (as defined below), managing the Controlling Shareholder’s interests in Luxcol and Sicar2 and engaging in all activities incidental thereto;

WHEREAS, the GAP Shareholders and the OH Shareholders entered into a shareholders agreement of the Company on December 30, 2004 (the “Original Agreement”);

WHEREAS, Management Investors is a newly formed Delaware limited liability company whose members consist of certain senior executives of Luxco1 and its Subsidiaries (as defined below) who wish to acquire an indirect interest in the Shares (as defined below);

WHEREAS, the GAP Shareholders and the OH Shareholders wish to amend and restate the Original Agreement to admit Management Investors as a Shareholder and address certain other matters;

WHEREAS, the parties hereto wish to restrict the transfer of the Shares and to provide for, among other things, corporate governance rights and obligations and certain other rights under certain conditions; and

WHEREAS, as of the date of this Agreement, each Shareholder holds such number of Shares as set forth next to such Shareholder’s name on Schedule 1 hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Applicable Law” means all Requirements of Law of the Grand Duchy of Luxembourg and all Requirements of Law that are otherwise applicable to the Company.

“Board of Managers” means the Board of Managers of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York and Luxembourg are authorized or required by law or executive order to close.

“Business Opportunity” shall have the meaning set forth in Section 7.2.

“Charter Documents” means the Articles of Association and the Memorandum of Association of the Company as in effect on the date hereof.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Shares” means the common shares of the Company or any other shares of the Company into which such shares are reclassified or reconstituted and any other common shares of the Company.

“Common Share Equivalents” means any security or obligation which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for the

Common Shares, including, without limitation any option, warrant or other subscription or purchase right with respect to Common Shares or any Common Share Equivalent.

“Company” shall have the meaning set forth in the preamble.

“Company Voting Shares” shall have the meaning set forth in Section 3.5(a).

“Controlling Shareholders” shall have the meaning set forth in the preamble.

“Convertible Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares of Luxcol and the Series A Preferred Shares and the Series B Preferred Shares of Sicar2.

“Drag-Along Notice” shall have the meaning set forth in Section 3.6.

“Drag-Along Rights” shall have the meaning set forth in Section 3.6.

“Drag-Along Sale” shall have the meaning set forth in Section 3.6.

“Equity Securities” means (i) any common or preferred shares of Luxco1 or Sicar2 or any successor to either of such companies and (ii) any securities issued by Luxco1, Sicar2 or any successor to either of such companies that are convertible into or exchangeable or exercisable for, or which represent options, warrants or other rights to acquire common shares of Luxco1, Sicar2 or any successor to either of such companies.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“GAP Purchaser Designee” shall have the meaning set forth in Section 6.4(c).

“GAP Manager” shall have the meaning set forth in Section 6.3.

“GAP Shareholders” means General Atlantic Partners (Bermuda), L.P., a Bermuda exempt limited partnership, GAP-W International, LLC, a Delaware limited liability company, GapStar, LLC, a Delaware limited liability company, GAPCO GmbH & Co. HKG, a German limited partnership, GAP Coinvestments III, LLC, a Delaware limited liability company, GAP Coinvestments IV, LLC, a Delaware limited liability company and any Subsequent GAP Purchaser and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 3.2, and the term “GAP Shareholder” shall mean any such Person.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Initial Public Offering” means the first underwritten public offering of shares of Equity Securities of Luxcol or Sicar2 (or a successor entity to either of such companies).

“Luxco1” has the meaning set forth in the recitals.

“Management Investors” shall have the meaning set forth in the preamble.

“Offer Price” has the meaning set forth in Section 3.5(a).

“Offered Securities” has the meaning set forth in Section 3.5(a).

“Offering Notice” has the meaning set forth in Section 3.5(a).

“OH Manager” shall have the meaning set forth in Section 6.3.

“OH Purchaser Designee” shall have the meaning set forth in Section 6.4(c).

“OH Shareholders” means Oak Hill Capital Partners (Bermuda) L.P., a Bermuda limited partnership, Oak Hill Capital Management Partners (Bermuda), L.P., a Bermuda limited partnership, Oak Hill Capital Partners II (Cayman) L.P., a Cayman Islands limited partnership, Oak Hill Capital Partners II (Cayman II) L.P., a Cayman Islands Limited Partnership, Oak Hill Capital Management Partners II (Cayman), L.P. and any Subsequent OH Purchaser and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 3.2, and the term “OH Shareholder” shall mean any such Person.

“Original Agreement” shall have the meaning set forth in the recitals.

“Other Shareholder” means (a) any transferee of a GAP Shareholder (other than a Permitted Transferee thereof) who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 3.4, (b) any transferee of an OH Shareholder (other than a Permitted Transferee thereof) who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 3.4, (c) any transferee of Management Investors (other than a Permitted Transferee thereof) who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 3.4 and (d) any Person other than a GAP Shareholder, OH Shareholder or Management Investors who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 3.4.

“Permitted Transferee” shall have the meaning set forth in Section 3.2.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchaser Designee” shall have the meaning set forth in Section 6.4(c).

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Purchase Agreement” shall have the meaning set forth in the recitals.

“Selling Shareholder” shall have the meaning set forth in Section 3.5(a).

“Shares” means, with respect to each Shareholder, all Common Shares, whether now owned or hereafter acquired, and any other Common Share Equivalents owned thereby; for the purposes of any computation of the number of Shares pursuant to this Agreement, all outstanding Common Shares Equivalents shall be deemed converted, exercised or exchanged as applicable and the Common Shares issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

“Shareholders” shall have the meaning set forth in the preamble.

“Shareholders Meeting” shall have the meaning set forth in 6.1.

“Shareholders Agreement” shall have the meaning set forth in the recitals.

“Sicar2” has the meaning set forth in the recitals.

“Subsequent GAP Purchaser” means any Affiliate of GAP that, after the date hereof, acquires Shares.

“Subsequent OH Purchaser” means any Affiliate of OH that, after the date hereof, acquires Shares.

“Subsidiary” means, as to any Person, any other Person whose shares of capital stock having ordinary voting power (other than capital stock having such power only by reason of the happening of a contingency) to elect a majority of the board of managers or similar governing body of such other Person are owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such first Person.

“Tag-Along Rightholder” has the meaning set forth in Section 3.5(b).

“Tag-Along Sale” has the meaning set forth in Section 3.5(a).

“Third Party Purchaser” has the meaning set forth in Section 3.5(a).

“VCOCs” shall have the meaning set forth in Section 6.8.

“Written Consent” shall have the meaning set forth in Section 6.1.

ARTICLE II

SINGLE PURPOSE VEHICLE

Notwithstanding anything to the contrary under Applicable Law or otherwise, the Shareholders hereby agree that the purposes of the Company, as set forth in its Charter Documents, are solely: (i) to acquire, own, hold and manage the Convertible Preferred Shares, (ii) to engage through the Subsidiaries of Luxco1 in the businesses of such Subsidiaries, (iii) to engage in all lawful acts or activities and to exercise all lawful powers which are or may be incidental to, and necessary in connection with, any of the foregoing (including, without limitation, the exercise of any rights under, and the consummation of the transactions contemplated by, the Securities Purchase Agreement and the Shareholders Agreement) and (iv) to authorize, prepare, negotiate, execute, deliver, administer, perform, and enforce all agreements, documents, instruments, certificates, and other papers which are or may be incidental to, and necessary in connection with, any of the foregoing. No party shall cause or permit the purposes thereof as set forth in the Company’s Charter Documents to be amended, supplemented, or otherwise modified in any respect, and shall not take any action inconsistent with such purposes.

ARTICLE III

RESTRICTIONS ON TRANSFER; FUTURE PURCHASES

3.1       Limitation on Transfer. No Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of this Agreement, including, without limitation, Section 3.4. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio. Except as provided in Section 3.2, prior to the seventh anniversary of the date hereof, no Controlling Shareholder shall transfer its Shares to any Person without the prior written consent of the other Controlling Shareholder. Except as provided in Section 3.2, Management Investors shall not transfer its Shares to any Person without the prior written consent of the Controlling Shareholders.

3.2       Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 3.3 and 3.4 and any restrictions imposed by the Shareholders Agreement, at any time, (i) each of the GAP Shareholders may transfer all or a portion of their Shares to any of their Affiliates, (ii) each of the OH Shareholders may transfer all or a portion of their Shares to any of their Affiliates and (iii) Management Investors may transfer all or a portion of its Shares to any Person approved in writing by the Controlling Shareholders (each Affiliate or Person in such case a “Permitted Transferee”). A Permitted Transferee of Shares pursuant to this Section 3.2 may transfer its Shares pursuant to this Section 3.2 only to the transferor Shareholder or to a Person that is a Permitted Transferee of such transferor Shareholder. No Shareholder shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. Any transfer or attempted transfer in violation of this covenant shall be null and void ab initio.

3.3       Permitted Transfer Procedures. If any Shareholder wishes to transfer Shares to a Permitted Transferee under Section 3.2 such Shareholder shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state (i) the name and address of each Permitted Transferee to whom such transfer is proposed, (ii) the relationship of such Permitted Transferee to such Shareholder, and (iii) the number of Shares proposed to be transferred to such Permitted Transferee.

3.4       Transfers in Compliance with Law; Substitution of Transferee.

(a)       Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Article III unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A-1, (ii) the transfer complies in all respects with the applicable provisions of this Agreement and the Shareholders Agreement and (iii) the transfer complies in all respects with Applicable Laws. If reasonably requested by either the GAP Shareholders or the OH Shareholders, an opinion of counsel to such transferring Shareholder shall be supplied to the Company, at such transferring Shareholder’s expense, to the effect that such transfer complies with the applicable federal and state securities laws.

(b)        Upon becoming a party to this Agreement, (i) the Permitted Transferee of a GAP Shareholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a GAP Shareholder hereunder with respect to the Shares transferred to such Permitted Transferee, (ii) the Permitted Transferee of an OH Shareholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, an OH Shareholder hereunder with respect to the Shares transferred to such Permitted Transferee and (iii) the Permitted Transferee of Management Investors shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as Management Investors hereunder with respect to the Shares transferred to such Permitted Transferee.

3.5	Tag-Along Rights.

(a)       If any Controlling Shareholder (a “Selling Shareholder”) wishes to transfer more than 30% of the issued equity securities of the Company to any Person (other than to a Permitted Transferee) (a “Third Party Purchaser”) and such transfer has been approved in accordance with Section 3.1 or is to occur after the seventh anniversary of the date hereof (a “Tag-Along Sale”), such Selling Shareholder shall send written notice at least fifteen (15) days prior to effecting such transfer (an “Offering Notice”) to the other Shareholders, which shall state (i) the number of Shares proposed to be transferred (the “Offered Securities”); (ii) the proposed purchase price per Share for the Offered Securities (the “Offer Price”); (iii) the terms and conditions of such Tag-Along Sale; (iv) the name and address of the proposed Third Party Purchaser; (v) the percentage of Shares that such Tag-Along Rightholder (as defined below) may sell to such Third Party Purchaser (determined in accordance with Section 3.5(b)); and (vi) a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in this Section 3.5 and has agreed to purchase Shares in accordance with the terms hereof. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for herein shall have been waived or shall have expired.

(b)       Each of the other Shareholders (each, a “Tag-Along Rightholder”) shall have the right to sell to such Third Party Purchaser, upon the terms set forth in the Offering Notice, that number of Shares held by such Tag-Along Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of Shares then owned by such Tag-Along Rightholder by (ii) the sum of (x) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.5 and (y) the total number of Shares then owned by the Selling Shareholder. The Selling Shareholder and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 3.5 shall effect the sale of the Offered Securities and such Tag-Along Rightholder(s) shall sell the number of Offered Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Section 3.5, and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Shareholder shall be reduced accordingly.

(c)       The tag-along rights provided by this Section 3.5 must be exercised by any Tag-Along Rightholder wishing to sell its Shares within ten (10) days following receipt of the Offering Notice, by delivery of a written notice to the Selling Shareholder indicating such Tag-Along Rightholder’s wish to exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell, provided that any Tag-Along Rightholder may waive its rights under this Section 3.5 prior to the expiration of such 10-day period by giving written notice to the Selling Shareholder, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under this Section 3.5. If a Third Party Purchaser fails to purchase Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.5, then the Selling Shareholder shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void ab initio.

3.6       Drag-Along Rights. If the Controlling Shareholders have received from a Person, which is not an Affiliate of any Controlling Shareholder, a bona fide written offer to purchase (a “Drag-Along Sale”) 30% or more of the issued equity securities of the Company, the Controlling Shareholders shall have the right (the “Drag-Along Right”) to deliver a written notice at least fifteen (15) days prior to effecting such transfer (a “Drag Along Notice”) to Management Investors stating (i) that the Controlling Shareholders propose to effect such transaction, (ii) the percentage of Shares proposed to be sold, (iii) the terms and conditions to such proposed Drag-Along Sale, (iv) the name and address of the proposed parties to such transaction and (v) the consideration payable in connection therewith. Management Investors agrees that, upon receipt of a Drag Along Notice, Management Investors shall, at the option of the Controlling Shareholders, sell at the same time as the Controlling Shareholders, on a pro rata basis (based on the percentage of Shares owned by each Shareholder), the Shares then held by Management Investors upon terms and conditions set forth in the Drag-Along Notice and Management Investors shall otherwise cooperate in any such transaction and will take all necessary and desirable actions in connection with the Drag-Along Sale as are reasonably requested by the Controlling Shareholders, including, without limitation, the execution of an agreement to effect the foregoing in form and substance reasonably satisfactory to the Controlling Shareholders and the Person effecting the purchase (including any indemnification, contribution or similar obligations or agreements on the same terms and conditions as the Controlling Shareholders). The Controlling Shareholders shall have no liability to Management Investors if the transaction described in the Drag Along Notice fails to occur for any reason. Any Shares which are not sold pursuant to this Section 3.6 shall remain subject to all other terms and conditions of the Agreement, including the continuation of the Controlling Shareholder’s right to exercise the Drag-Along Right.

3.7       Future Purchases. The Shareholders agree that any future purchases of any securities of Luxcol or any of its Subsidiaries or Affiliates shall be shared equally between the GAP Shareholders, on the one hand, and the OH Shareholders on the other hand.

3.8       Termination of Restrictions. The provisions of this Article III shall terminate upon an Initial Public Offering.

ARTICLE IV

PUBLIC OFFERING

4.1       Public Offering of the Company. In the event of an Initial Public Offering, the Controlling Shareholders and Management Investors, as the case may be, agree to enter into such agreements as shall be reasonably necessary or desirable to satisfy all legal requirements and any requirements for a listing of the Equity Securities. Upon an Initial Public Offering, the Company shall distribute shares of the issuer in the Initial Public Offering to Management Investors in proportion to its interest in the Company immediately prior to such Initial Public Offering, after which Management Investors shall have no further interest in the Company.

ARTICLE V

AFTER-ACQUIRED SECURITIES; AGREEMENT TO BE BOUND

5.1       After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Share Equivalents now owned or which may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance, purchase of Shares in which the Shareholders participate on a pro rata basis, exchange or reclassification of any of such Shares or Common Share Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Shareholder in any other manner.

5.2       Agreement to be Bound. The Company shall not issue any shares of capital stock or any Common Share Equivalents to any Person not a party to this Agreement unless either (a) such Person has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument in substantially the form attached hereto as Exhibit A-2, or (b) such Person has entered into an agreement with the Company restricting the transfer of its or his Shares in form and substance reasonably satisfactory to both the GAP Shareholders and the OH Shareholders. Upon becoming a party to this Agreement, such Person shall be deemed to be, and shall be subject to the same obligations as, an Other Shareholder hereunder. Any issuance of shares of capital stock or any Common Share Equivalents by the Company in violation of this Section 5.2 shall be null and void ab initio.

ARTICLE VI

CORPORATE GOVERNANCE

6.1       General. From and after the execution of this Agreement, at any regular or special meeting of the Shareholders of the Company (a “Shareholders Meeting”) or in any written consent executed in lieu of such a meeting of the Shareholders (a “Written Consent”) (a) each Shareholder shall vote its Shares, and each Shareholder and the Company shall take all other actions necessary, to give effect to the provisions of this Agreement and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement, (b) each Shareholder shall vote its Shares, upon any matter submitted for action by the Company’s Shareholders or with respect to which such Shareholder may vote or act by Written Consent, in conformity with the specific terms and provisions of this Agreement and the Charter Documents, and (c) no Shareholder shall vote its Shares in favor of any amendment of the Charter Documents which would conflict with, or purport to amend or supersede, any of the provisions of this Agreement.

6.2       Shareholder Actions. In order to effectuate the provisions of this Agreement, each Shareholder (a) hereby agrees that when any action or vote is required to be taken by such Shareholder pursuant to this Agreement, such Shareholder shall use its reasonable best efforts to call, or cause the appropriate officers and managers of the Company to call, a Shareholders Meeting, or to execute or cause to be executed a Written Consent to effectuate such Shareholder action, (b) shall use its reasonable best efforts to cause the Board of Managers to adopt, either at a meeting of the Board of Managers or by unanimous written consent of the Board of Managers, all the resolutions necessary to effectuate the provisions of this Agreement, and (c) shall use its reasonable best efforts to cause the Board of Managers to cause the secretary of the Company, or if there be no secretary, such other officer of the Company as the Board of Managers may appoint to fulfill the duties of secretary, not to record any vote or consent contrary to the terms of this Agreement.

6.3	Election of Managers; Number and Composition.

(a)       Each Shareholder shall vote its Shares at any Shareholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of managers constituting the entire Board of Managers shall be four (4). So long as they continue to own the Shares purchased by the VCOCs on the date hereof, the VCOCs shall have the right to increase the size of the Board of Managers to six (6).

(b)       Each Shareholder shall vote its Shares at any Shareholders Meeting called for the purpose of filling the positions on the Board of Managers, or in any Written Consent executed for such purpose. The GAP Shareholders (collectively) and the OH Shareholders (collectively) shall each have the right to elect an equal number of managers to the Board of Managers. Management Investors shall not have the right to appoint any managers to the Board of Managers. Accordingly, two (2) individuals shall be designated by the GAP Shareholders (each, a “GAP Manager”), and two (2) individuals shall be designated by the OH Shareholders (each, a “OH Manager”); provided that if either the GAP Shareholders (collectively) or the OH Shareholders (collectively) sell more than 50% of the Shares owned by such Shareholders on the date hereof they shall only be entitled to appoint one manager and the size of the Board of Managers shall be reduced accordingly. In the event the size of the Board of Managers is increased to six (6) pursuant to Section 6.3(a), one (1) of such new managers shall be designated by the GAP Shareholders and one (1) shall be designated by the OH Shareholders.

(c)       In addition, the Company shall, and each Shareholder shall cause the Board of Managers to, cause each committee of the Board of Managers to include an equal number of GAP Managers and OH Managers.

6.4       Removal and Replacement of GAP and OH Managers and Purchaser Designees.

(a)	Removal of Managers.

(i)        If at any time the GAP Shareholders notify the other Shareholders of their wish to remove at any time and for any reason (or no reason) the GAP Manager, then each Shareholder shall vote all of its Shares so as to remove the GAP Manager.

(ii)       If at any time the OH Shareholders notify the other Shareholders of their wish to remove at any time and for any reason (or no reason) the OH Manager, then each Shareholder shall vote all of its Shares so as to remove the OH Manager.

(b)	Replacement of Managers.

(i)        If at any time, a vacancy is created on the Board of Managers by reason of the incapacity, death, removal or resignation of a GAP Manager designated pursuant to Section 6.4(a)(i) hereof, then the GAP Shareholders shall designate an individual who shall be elected to fill the vacancy until the next Shareholders Meeting. If, at any time a vacancy is created on the Board of Managers by reason of the incapacity, death, removal or resignation of an OH Manager designated pursuant to Section 6.4(a)(ii) hereof, then the OH Shareholders shall designate an individual who shall be elected to fill the vacancy until the next Shareholders Meeting.

(ii)       Upon receipt of notice of the designation of a nominee pursuant to Section 6.3, each Shareholder shall, as soon as practicable after the date of such notice, take all reasonable actions, including the voting of its Shares, to elect the manager so designated to fill the vacancy.

(c)	Purchaser Designees.

(i)        The Shareholders acknowledge that, pursuant to the Shareholders Agreement, the Company has the right to designate managers to the boards of Luxco1, Sicar2 and the Subsidiaries of Sicar2 (each such manager, a “Purchaser Designee”). So long as the GAP Shareholders and the OH Shareholders continue to own the same number of Shares owned on the date hereof, the Shareholders agree that the GAP Shareholders (collectively) have the right to appoint half of the Purchaser Designees at each applicable Subsidiary of the Company (the “GAP Purchaser Designees”) and the OH Shareholders (collectively) have the right to appoint half of the Purchaser Designees at each applicable Subsidiary of the Company (the “OH Purchaser Designees”). If either the GAP Shareholders (collectively) or the OH Shareholders (collectively) sell more than 50% of the Shares owned by either the GAP Shareholders (collectively) or the OH Shareholders (collectively) on the date hereof they shall only be entitled to appoint one Purchaser Designee at each applicable Subsidiary of the Company. In the event that the Company has the right to appoint an odd number of Purchaser Designees, the GAP Shareholders and the OH Shareholders shall agree on such Purchaser Designee(s).

(ii)       The GAP Shareholders shall have the right to change any GAP Purchaser Designee at any time without the consent of the Board of Managers or the OH Shareholders and the OH Shareholders shall have the right to change any OH Purchaser Designee at any time without the consent of the Board of Managers or the GAP Shareholders.

6.5       Actions Requiring Consent of GAP Shareholders and OH Shareholders. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not take, approve or otherwise ratify any action relating to the Company, or any Subsidiary of the Company (including Luxco1 and Sicar2) without the unanimous approval, of the Controlling Shareholders, at any regular or special meeting of the Board of Managers or by unanimous written consent, of the Board of Managers; provided that the appointment and removal of the Purchaser Designees shall not require the approval of the Board of Managers and shall be governed by Section 6.4(c).

6.6       Duties of Managers. The duties and obligations of each Manager to the Company and to the Shareholders shall be limited to those set forth in this Agreement and any other written agreement among all of the Shareholders. The Company and the Shareholders disclaim all other duties and obligations that may be owed to them (whether at law or in equity) by the Managers, and no Manager shall be liable to the Company or to the Stockholders for monetary damages on account of any breach or alleged breach of any such disclaimed duties or obligations.

6.7       Books and Records. The Company shall, and shall cause its Subsidiaries to, keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

6.8       VCOC Status. The Shareholders recognize that each of Oak Hill Capital Partners II (Cayman) L.P., a Cayman Island limited partnership, Oak Hill Capital Partners II (Cayman II) L.P., a Cayman Island limited partnership and Oak Hill Capital Partners (Bermuda) L.P., a Bermuda limited partnership, (together, the “VCOCs”) are required to obtain “management rights” with respect to their investment in the Company for purposes of the Employee Retirement Income Security Act of 1974, as amended. The Shareholders agree to cooperate to cause the Company and any successor or Affiliate of the Company to provide such rights to the VCOCs as the VCOCs reasonably determine are necessary to constitute “management rights” under 29 C.F.R. 2510.3-101(d).

ARTICLE VII

MISCELLANEOUS

7.1       Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company, to

c/o GAP Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Facsimile:    (203) 622-8818

Attention:   Thomas Murphy

and:

c/o Oak Hill Capital Management, Inc.

Park Avenue Tower

65 East 55th Street, 36th Floor

New York, NY 10022

Facsimile:    (212) 758-3572

Attention:   John R. Monsky

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Telecopy:    (212) 757-3990

Attention:   Douglas A. Cifu, Esq.

Kenneth M. Schneider, Esq.

if to Management Investors, to:

Gecis Management Investors, LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Telecopy:    [to come]

Attention:   Eileen S. Silvers

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.1 designate another address or Person for receipt of notices hereunder.

7.2       Business Opportunities. To the greatest extent permitted by any applicable Requirement of Law, each of the GAP Shareholders and the OH Shareholders may undertake an interest in other business ventures of any nature or description, similar or dissimilar to the business of the Company, either independently or with another Person (each, a “Business Opportunity”). None of the Company, the GAP Shareholders or the OH Shareholders (as applicable) shall have any rights in and to such Business Opportunity, nor the income or profits derived therefrom. Further, the pursuit of any such Business Opportunity, even if competitive with the business of the Company, shall not be improper. Neither party shall be required to present such Business Opportunity to the Company, even if the Business Opportunity is such that, if presented to the Company, could be taken by the Company. Each of the GAP Shareholders or the OH Shareholders, as applicable, may take for its own account (either individually or as a partner, shareholder, fiduciary or otherwise), and each may recommend any Business Opportunity to any other Person, as the case may be.

7.3       Publicity; Confidentiality. Except as may be required by applicable Requirement of Law, neither the Company nor any Shareholder shall issue a publicity release or public announcement or otherwise make any public disclosure concerning this Agreement, the Company, Luxcol (or any of its Subsidiaries), the Convertible Preferred Shares, the Shareholders or the business, technology and financial affairs of the Company or any of its Subsidiaries, without prior approval by the Controlling Shareholders, provided, however, that nothing in this Agreement shall restrict any of the Shareholders from disclosing information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Shareholder will use reasonable efforts to notify the Company and the other Shareholders in advance of such disclosure so as to permit the Company and the other Shareholders to seek a protective order or otherwise contest such disclosure, and such Shareholder will use reasonable efforts to cooperate, at the expense of the Company, with the Company and the other Shareholders in pursuing any such protective order, (c) to the extent that such Shareholder reasonably believes it appropriate in order to protect its investment in its Shares or in order to comply with any Requirement of Law, (d) to such Shareholder’s or the Company’s officers, managers, Shareholders, investors, advisors, employees, members, partners, controlling persons, auditors or counsel or (e) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law; and provided further, that GAP may disclose on its worldwide web page, www.gapartners.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company, the Company’s logo and the aggregate amount of the GAP Shareholders’ investment in the Company. If any announcement is required by any Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

7.4       Successors and Assigns; Third Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

7.5	Amendment and Waiver.

(a)       No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b)       Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and all Shareholders of the Company. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Shareholders.

7.6       Expenses. The Controlling Shareholders shall pay all expenses incurred in connection with the Company. Such expenses shall include, without limitation, fees of legal counsel, fees of a registered agent, registration fees and other like expenses.

7.7       Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.8       Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

7.9       Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.10     Dispute Resolution. The Shareholders shall attempt to resolve any disputes between or among any of the Shareholders arising directly or indirectly out of or relating to this Agreement or the transactions contemplated by the Securities Purchase Agreement. In the event the Shareholders are unable to resolve any such dispute amicably within thirty (30) days (or such other period as the Shareholders may agree) such dispute shall be resolved by judicial process in accordance with Section 7.10 below.

7.11     GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.12     Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

7.13     Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

7.14     Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter.

7.15     Term of Agreement; Dissolution of the Company. This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of (a) the effectiveness of an Initial Public Offering, (b) the dissolution of the Company, (c) the tenth anniversary of the date hereof or (d) as mutually agreed in writing by the GAP Shareholders and the OH Shareholders. The Shareholders shall cause the Company to dissolve as soon as practicable following such termination and each Shareholder shall receive a pro rata distribution of Luxcol’s share capital (or equivalent equity securities) held by the Company immediately prior to such termination. Prior to any such dissolution of the Company, each Shareholder shall agree in writing to be bound by any of the Company’s surviving obligations pursuant to the terms of the Shareholders Agreement or any similar agreement among the Company and any other Person. Any rights of the Company relating to Luxcol or Sicar2 pursuant to the Shareholders Agreement or otherwise (including, but not limited to, registration rights) shall be apportioned among the Shareholders on a fully-diluted, pro rata basis in proportion to the share capital (or equivalent equity securities) of Luxcol distributed to them upon the dissolution of the Company.

7.16     Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GECIS INVESTMENT CO. (LUX)
By:
Name: Title:

By:
Name: Title:

OAK HILL CAPITAL PARTNERS (BERMUDA), L.P.
By:	OHCP GenPar (Bermuda), L.P. its general partner

By:	OHCP MGP Partners (Bermuda), L.P. its general partner

By:	OHCP MGP (Bermuda), Ltd. its general partner

By:
Name:
Title:

OAK HILL CAPITAL MANAGEMENT PARTNERS (BERMUDA), L.P.
By:	OHCP GenPar (Bermuda), L.P. its general partner

By:	OHCP MGP Partners (Bermuda), L.P. its general partner

By:	OHCP MGP (Bermuda), Ltd. its general partner

By:
Name:
Title:

OAK HILL CAPITAL PARTNERS II (CAYMAN), L.P.
By:	OHCP GenPar II (Cayman), L.P. its general partner

By:	OHCP MGP Partners II (Cayman), L.P. its general partner
By:	OHCP MGP II (Cayman), Ltd. its general partner

By:
Name:
Title:

OAK HILL CAPITAL PARTNERS II (CAYMAN II), L.P.
By:	OHCP GenPar II (Cayman), L.P. its general partner

By:	OHCP MGP Partners II (Cayman), L.P. its general partner

By:	OHCP MGP II (Cayman), Ltd. its general partner

By:
Name:
Title:

OAK HILL CAPITAL MANAGEMENT PARTNERS II (CAYMAN), L.P.
By:	OHCP GenPar II (Cayman), L.P. its general partner

By:	OHCP MGP Partners II (Cayman), L.P. its general partner

By:	OHCP MGP II (Cayman), Ltd. its general partner

By:
Name:
Title:

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.
By:	GAP (BERMUDA) LIMITED, its General Partner
By:
Name: Title:

GAP-W INTERNATIONAL, LLC
By:
Name: Title:

GAPSTAR, LLC
By:	GENERAL ATLANTIC PARTNERS, LLC, its Sole Member
By:
Name: Title:

GAP COINVESTMENTS III, LLC
By:
Name: Title:

GAP COINVESTMENTS IV, LLC
By:
Name: Title:

GAPCO GMBH & CO. KG
By:	GAPCO MANAGEMENT GMBH, its General Partner
By:
Name: Title:

GECIS MANAGEMENT INVESTORS, LLC
By:
Name: Title: